Exhibit 4.08

MASTER LENDER ACCESSION AGREEMENT

Dated April 29, 2005

Reference is made to the Senior Unsecured Revolving Credit Agreement dated as of July 9, 2004 (as amended, restated, supplemented, or otherwise modified, the “Credit Agreement”) by and among Choice Hotels International, Inc., a Delaware corporation (the “Borrower”), the Lenders who are or may become party thereto (collectively, the “Lenders”), and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”). Capitalized terms not otherwise defined herein have the meaning assigned thereto in the Credit Agreement. This Agreement shall be deemed a Loan Document under the Credit Agreement.

The Borrower and each party identified on each signature page hereto as an existing Lender (each such existing Lender, an “Increasing Lender”) or a new lender (each such new lender, a “New Lender”) hereby agree as follows:

1. Subject to Section 2.24 of the Credit Agreement and this Master Lender Accession Agreement (this “Agreement”), on the Effective Date (as defined below), the aggregate Revolving Commitment is hereby increased from $265,000,000 to $350,000,000 (which is the maximum increase contemplated by Section 2.24 of the Credit Agreement). This Agreement is entered into pursuant to, and is authorized by, Section 2.24 of the Credit Agreement.

2. The Borrower agrees that the Administrative Agent has satisfied its obligations under Section 2.24 of the Credit Agreement.

3. The parties hereto acknowledge and agree that, as of the date hereof, each Increasing Lender and each New Lender shall have the Revolving Commitment and the Pro Rata Percentage set forth on their respective signature pages attached hereto.

4. Each Increasing Lender and New Lender party hereto (i) represents and warrants that it is legally authorized to enter into this Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iii) agrees that it will, independently and without reliance upon any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it meets the criteria set forth in the definition of Eligible Assignee; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

5. This Agreement shall become effective on the date that each of the following conditions has been satisfied (the “Effective Date”):

(a) The Administrative Agent shall have received this Agreement executed by the Borrower and each of the Increasing and New Lenders, and acknowledged by each Guarantor.

(b) The Borrower shall have executed and delivered to the Administrative Agent such replacement Revolving Credit Notes as may be requested by the Increasing and New Lenders. Following delivery of any such new or replacement Revolving Credit Notes, the applicable Increasing or New Lender shall promptly deliver its existing, original note to Administrative Agent in exchange for such new replacement note, and the original note shall be cancelled and returned to the Borrower.

(c) The Administrative Agent shall have received an Officer’s certificate of the Borrower in form and substance satisfactory to the Administrative Agent.

(d) The Administrative Agent shall have received favorable opinions of counsel to the Borrower and the Guarantors addressed to the Administrative Agent and the Lenders with respect to the Borrowers, the Guarantors, this Agreement and such other matters as the Lenders shall request.

(e) The Administrative Agent shall have received all of the fees required to be paid pursuant to the Engagement Letter and shall have been reimbursed for all fees and out of pocket charges and other expenses incurred in connection with this Agreement and the transactions contemplated hereby.

(f) The Administrative Agent shall have received any other documents, certificates or instruments reasonably requested thereby in connection with the execution of this Agreement.

Following the execution of this Agreement, it will be delivered to the Administrative Agent for the consent of the Administrative Agent and acceptance and recording in the Register.

6. Upon such consents, acceptance and recording, from and after the Effective Date, each New Lender shall be a party to, and each Increasing Lender shall continue to be a party to, the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Agreement, have the rights and obligations of a Lender under the Credit Agreement and other Loan Documents.

7. The representations and warranties of the Borrower and the Guarantors under the Credit Agreement and the other Loan Documents are true and correct as of the date hereof, both before and after giving effect this Agreement. No Default or Event of Default has occurred or is continuing, both before and after giving effect to this Agreement.

8. By its execution hereof, each Guarantor hereby expressly (a) consents to the increase in the Revolving Commitment set forth in this Agreement, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Guarantee Agreement and the other Loan Documents to which it is a party and (c) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in the Guarantee Agreement and the other Loan Documents to which it is a party remain in full force and effect.

9. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, AND ALL ISSUES RELATED TO THE LEGALITY, VALIDITY OR ENFORCEABILITY HEREOF SHALL BE DETERMINED UNDER, THE LAWS OF THE STATE OF NEW YORK.

10. This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

11. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers or representatives as of the Effective Date.

BORROWER:

CHOICE HOTELS INTERNATIONAL, INC.

By:	/s/ Michael Desantis
Name:	Michael Desantis
Title:	Sr. Vice President, General Counsel and Secretary

[Signature Pages Continue]

WACHOVIA BANK, NATIONAL ASSOCIATION, as an Increasing Lender

Revolving Commitment: $65,000,000 Pro Rata Percentage: 18.6%

By:	/s/ Stephen Locke
Name:	Stephen Locke
Title:	Director

[Signature Pages Continue]

SUNTRUST BANK, as an Increasing Lender

Revolving Commitment: $59,000,000 Pro Rata Percentage: 16.9%

By:	/s/ Van Buren Knick II
Name:	Van Buren Knick II
Title:	Vice President

[Signature Pages Continue]

MIZUHO CORPORATE BANK, LTD., NEW YORK BRANCH, as an Increasing Lender

Revolving Commitment: $59,000,000 Pro Rata Percentage: 16.9%

By:	/s/ Mark Gronich
Name:	Mark Gronich
Title:	Senior Vice President

[Signature Pages Continue]

MANUFACTURERS AND TRADERS TRUST COMPANY, as an Increasing Lender

Revolving Commitment: $40,000,000 Pro Rata Percentage: 11.4%

By:	/s/ Sterling B. Pierce III
Name:	Sterling B. Pierce III
Title:	Vice President

[Signature Pages Continue]

BANK OF AMERICA, N.A., as an Increasing Lender

Revolving Commitment: $35,000,000 Pro Rata Percentage: 10.0%

By:	/s/ Steven P. Renwick
Name:	Steven P. Renwick
Title:	Senior Vice President

[Signature Pages Continue]

CITICORP, NORTH AMERICA, INC., as an Increasing Lender

Revolving Commitment: $27,000,000 Pro Rata Percentage: 7.7%

By:	/s/ Blake R Gronich
Name:	Blake R. Gronich
Title:	Vice President

[Signature Pages Continue]

BANK HAPOALIM B.M., as an Increasing Lender

Revolving Commitment: $15,000,000 Pro Rata Percentage: 4.3%

By:	/s/ James P. Surless; /s/ Lenroy Hackett
Name:	James P. Surless; Lenroy Hackett
Title:	Vice President; First Vice President

[Signature Pages Continue]

E. SUN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH, as an Increasing Lender

Revolving Commitment: $15,000,000 Pro Rata Percentage: 4.3%

By:	/s/ Benjamin Lin
Name:	Benjamin Lin
Title:	EVP & General Manager

[Signature Pages Continue]

FIRST COMMERCIAL BANK NEW YORK AGENCY, as a New Lender

Revolving Commitment: $10,000,000 Pro Rata Percentage: 2.9%

By:	/s/ Bruce M.J. Ju
Name:	Bruce M.J. Ju
Title:	General Manager

[Signature Pages Continue]

Acknowledged and Consented to:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Stephen Locke
Name:	Stephen Locke
Title:	Director

[Signature Pages Continue]

Acknowledged and Consented to:

CHOICE HOTELS INTERNATIONAL SERVICES CORP., as Guarantor

By:	/s/ Michael Desantis
Name:	Michael Desantis
Title:	Sr. Vice President, General Counsel and Secretary

DRY POCKET ROAD HOTEL DEVELOPMENT, LLC, as Guarantor

By:	Choice Hotels International Services Corp., its Sole Member

By:	/s/ Michael Desantis
Name:	Michael Desantis
Title:	Sr. Vice President, General Counsel and Secretary

PARK LANE DRIVE HOTEL DEVELOPMENT, LLC, as Guarantor

By:	Choice Hotels International Services Corp., its Sole Member

By:	/s/ Michael Desantis
Name:	Michael Desantis
Title:	Sr. Vice President, General Counsel and Secretary

BRENTWOOD BOULEVARD HOTEL DEVELOPMENT, LLC, as Guarantor

By:	Choice Hotels International Services Corp., its Sole Member

By:	/s/ Michael Desantis
Name:	Michael Desantis
Title:	Sr. Vice President, General Counsel and Secretary

CHOICECAPITAL CORP., as Guarantor

By:	/s/ Michael Desantis
Name:	Michael Desantis
Title:	Sr. Vice President, General Counsel and Secretary